Exhibit 32

Certificate pursuant to 18 U.S.C. Section 1350, as adopted pursuant to

Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Quarterly Report of FirstBank Financial Services, Inc. (the “Company”) on Form 10-Q for the period ending March 31, 2008, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Thaddeus M. Williams, , and I, Lisa J. Maxwell, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

1.               To my knowledge, the Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.               The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Thaddeus M. Williams
Thaddeus M. Williams, President and C.E.O.
(Principal Executive Officer)

/s/ Lisa J. Maxwell
Lisa J. Maxwell, C.F.O.
(Principal Financial and Accounting Officer)

May 15, 2008